      As filed with the Securities and Exchange Commission on May 7, 1999.
                                                     Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------
                          CONCORD COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

                     Massachusetts                                                 04-2710876
(State or other jurisdiction of incorporation or organization)        (I.R.S. Employer Identification No.)

                            33 Boston Post Road West
                          Marlboro, Massachusetts 01752
                                 (508) 460-4646
               (Address of Principal Executive Offices) (Zip Code)
                      ------------------------------------

                                 1997 Stock Plan
                            (Full title of the plan)
                      ------------------------------------

                                 John A. Blaeser
                      Chief Executive Officer and President
                          Concord Communications, Inc.
                            33 Boston Post Road West
                          Marlboro, Massachusetts 01752
                                 (508) 460-4646
           (Name and address including zip code and telephone number, including area code, of agent for service)
                      ------------------------------------

                                    Copy to:
                           Edwin L. Miller, Jr., Esq.
                         TESTA, HURWITZ & THIBEAULT, LLP
                       High Street Tower, 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
                  --------------------------------------------

                         CALCULATION OF REGISTRATION FEE



                                                                      Proposed          Proposed
                                                                       Maximum           Maximum
                                                       Amount         Offering          Aggregate        Amount of
Title of Securities                                     to be         Price Per         Offering        Registration
to be Registered                                     Registered         Share             Price             Fee
------------------------------------------------------------------------------------------------------------------------------------
1997 STOCK PLAN
Common Stock (Par Value $.01 Per Share)                 1,000,000      $40.94(1)         $40,940,000     $11,381.32

TOTAL:                                                  1,000,000                                        $11,381.32

------------------------------------------------------------------------------------------------------------------------------------

(1) The price of $40.94 per share, which is the average of the high and low prices of the Common Stock of the registrant reported on the Nasdaq National Market on April/May 5, 1999, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and (h) and has been used only for those shares without a fixed exercise price.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information contained in Part I of the Registration Statement on Form S-8, SEC File No. 333-40645, as pertains to the 1997 Stock Plan, and in Part I of the Registration Statement on Form S-8, SEC File No. 333-51945 is incorporated by reference into this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated in this Registration Statement by reference as of their respective dates:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed pursuant to the Exchange Act which contains audited financial statements for the fiscal year ended December 31, 1998.

         (b) All other documents filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

         (c) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act on September 12, 1997.

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

The information contained in Part II of the Registration Statement on Form S-8, SEC File No. 333-40645, as pertains to the 1997 Stock Plan, and in Part II of the Registration Statement on Form S-8, SEC File No. 333-51945 is incorporated by reference into this Registration Statement.

Item 8.  Exhibits.

         Exhibit No.                Description of Exhibit
         -----------                ----------------------

         Exhibit 5.1                Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith).
         Exhibit 23.1               Consent of Testa, Hurwitz & Thibeault, LLP (contained in Exhibit 5.1).
         Exhibit 23.2               Consent of Arthur Andersen LLP (filed herewith).
         Exhibit 24.1               Power of Attorney (included as part of the signature page to this Registration
                                    Statement).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Concord Communications, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Marlboro, Commonwealth of Massachusetts, on this 7th day of May, 1999.

                                        CONCORD COMMUNICATIONS, INC.

                                        By: /s/John A. Blaeser
                                           -------------------------------------
                                           John A. Blaeser
                                           Chief Executive Officer and President


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Concord Communications, Inc., hereby severally constitute and appoint John A. Blaeser and Gary E. Haroian, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Concord Communications, Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.
         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                      TITLE(S)                              DATE
                  ---------                                      --------                              ----
/s/ John A. Blaeser                            Chief Executive Officer, President and         May 7, 1999
---------------------------------------        Director (Principal Executive Officer)
John A. Blaeser

 /s/ Gary E. Haroian                           Vice President, Finance and Administration,    May 7, 1999
---------------------------------------        Chief Financial Officer, Clerk and Treasurer
Gary E. Haroian                                (Principal Financial and Accounting Officer)

 /s/ Frederick W. W. Bolander                  Director                                       May 7, 1999
---------------------------------------
Frederick W. W. Bolander

 /s/ Richard M. Burnes, Jr.                    Director                                       May 7, 1999
---------------------------------------
Richard M. Burnes, Jr.

 /s/ Robert C. Hawk                            Director                                       May 7, 1999
---------------------------------------
Robert C. Hawk

 /s/ John Robert Held                          Director                                       May 7, 1999
---------------------------------------
John Robert Held

/s/ Deepak Kamra                               Director                                       May 7, 1999
---------------------------------------
Deepak Kamra

 /s/ Robert M. Wadsworth                       Director                                       May 7, 1999
---------------------------------------
Robert M. Wadsworth

                                  Exhibit Index
                                  -------------



     Exhibit No.                          Description of Exhibit
     -----------                          ----------------------

         5.1            Opinion of Testa, Hurwitz & Thibeault, LLP

         23.1           Consent of Testa, Hurwitz & Thibeault, LLP (contained in
                        Exhibit 5.1)

         23.2           Consent of Arthur Andersen LLP

         24.1 Power of Attorney (included as part of the signature page to this Registration Statement)